Exhibit 99.1

REXFORD INDUSTRIAL ANNOUNCES FIRST QUARTER 2019 FINANCIAL RESULTS

- 1Q 2019 Net Income Attributable to Common Stockholders of $8.0M, or $0.08 per Diluted Share -
- 1Q 2019 Company Share of Core FFO of $29.4M, Up 37.2% Compared to 1Q 2018 -
- 1Q 2019 Company Share of Core FFO of $0.30 per Diluted Share, Up 11.1% Compared to 1Q 2018 -
- 1Q 2019 Same Property Portfolio NOI Up 7.8% Compared to 1Q 2018 -
- 1Q 2019 GAAP Releasing Spreads of 26.2% and Cash Releasing Spreads of 17.3% -
- Stabilized Same Property Portfolio Ending Occupancy of 97.9% -
- Quarterly Dividend Increased by 15.6% to $0.185 per Share -

Los Angeles, California - April 30, 2019 - Rexford Industrial Realty, Inc. (the “Company” or “Rexford Industrial”) (NYSE: REXR), a real estate investment trust (“REIT”) that specializes in acquiring, owning and operating industrial properties located in Southern California infill markets, today announced financial results for the first quarter of 2019.

First Quarter 2019 Financial and Operational Highlights:

•	Net income attributable to common stockholders of $0.08 per diluted share for the quarter ended March 31, 2019, compared to $0.15 per diluted share for the first quarter of last year.

•	Company share of Core FFO increased 37.2% year-over-year to $29.4 million for the quarter ended March 31, 2019.

•	Company share of Core FFO per diluted share increased 11.1% year-over-year to $0.30 per diluted share for the quarter ended March 31, 2019.

•	Total first quarter rental revenues of $59.6 million, which represents an increase of 23.1% year-over-year.

•	Consolidated first quarter Portfolio Net Operating Income (NOI) of $45.8 million, which represents an increase of 25.6% year-over-year.

•
Same Property Portfolio NOI increased 7.8% in the first quarter of 2019 compared to the first quarter of 2018, driven by a 6.0% increase in Same Property Portfolio total rental revenue and a 0.5% increase in Same Property Portfolio operating expenses. Same Property Portfolio Cash NOI increased 10.1% compared to the first quarter of 2018.

•	Stabilized Same Property Portfolio NOI increased 4.5% in the first quarter of 2019 compared to the first quarter of 2018.

•	Stabilized Same Property Portfolio Cash NOI increased 7.6% in the first quarter of 2019 compared to the first quarter of 2018.

•	Signed new and renewal leases totaling 1,131,883 rentable square feet. Rental rates on new and renewal leases were 26.2% higher than prior rents on a GAAP basis and 17.3% higher on a cash basis.

•	At March 31, 2019, the Stabilized Same Property Portfolio occupancy was 97.9% and the Same Property Portfolio occupancy, inclusive of assets in value-add repositioning, was 96.8%.

•
At March 31, 2019, the consolidated portfolio, including repositioning assets, was 94.8% leased and 94.6% occupied and the consolidated portfolio, excluding repositioning assets aggregating approximately 0.7 million rentable square feet, was 98.0% leased and 97.8% occupied.

•	During the first quarter, the Company increased its quarterly dividend by 15.6% to $0.185 per Share.

•	The Company ended the quarter with low leverage measured by a debt-to-enterprise value ratio of 10.9%.

•
During the first quarter of 2019, the Company acquired five industrial properties for an aggregate purchase price of $146.0 million, with 16 industrial properties acquired year-to-date for an aggregate purchase price of $398.0 million.

“Our strong first quarter 2019 results demonstrate the Rexford team’s ability to consistently execute on our unique growth and value creation opportunity within the infill Southern California industrial market, with Core FFO growth of 37.2%, and 11.1% on a per share basis,” stated Michael Frankel and Howard Schwimmer, Co-Chief Executive Officers of the Company. “The attractive supply and demand characteristics in our region, combined with our first-class leasing platform, allow us to drive attractive portfolio NOI growth, which was 25.6% for the first quarter. Our stabilized consolidated portfolio occupancy reached 97.8%, with Same Property NOI growth of 7.8% on a GAAP basis and 10.1% on a cash basis. We completed $146 million of acquisitions during the quarter, plus an additional $252.0 million of acquisitions completed since the end of the first quarter. With 100% of our investments located in prime, high-demand infill Southern California locations, we are pleased at their quality and potential for further value creation. We closed the quarter with a low-leverage balance sheet measured by Company debt-to-enterprise value of about 10.9%, providing us plenty of dry powder as we continue to grow both externally through acquisitions and internally as we capitalize upon the value creation opportunities within our existing portfolio. Finally, during the quarter, we increased our dividend by 15.6%, reflecting the accretive nature of our historical and ongoing growth opportunities.”

Financial Results:

The Company reported net income attributable to common stockholders of $8.0 million, or $0.08 per diluted share, for the three months ended March 31, 2019, as compared to net income attributable to common stockholders of $12.2 million, or $0.15 per diluted share, for the three months ended March 31, 2018.

The Company reported Company share of Core FFO of $29.4 million, or $0.30 per diluted share of common stock, for the three months ended March 31, 2019, as compared to Company share of Core FFO of $21.4 million, or $0.27 per diluted share of common stock, for the three months ended March 31, 2018. Amounts are adjusted for non-core expenses ($23,000 reported during the first quarter of 2019 and $9,000 reported during the first quarter of 2018).

For the three months ended March 31, 2019, the Company’s Same Property Portfolio NOI increased 7.8% compared to the first quarter of 2018, driven by a 6.0% increase in Same Property Portfolio total rental revenue and a 0.5% increase in Same Property Portfolio expenses. Same Property Portfolio Cash NOI increased 10.1% compared to the first quarter of 2018. Stabilized Same Property Portfolio NOI increased 4.5% in the first quarter of 2019 compared to the first quarter of 2018 and Stabilized Same Property Portfolio Cash NOI increased 7.6% in the first quarter of 2019 compared to the first quarter of 2018.

Operating Results:

During the first quarter of 2019, the Company signed 103 new and renewal leases totaling 1,131,883 rentable square feet. Average rental rates on comparable new and renewal leases were up 26.2% on a GAAP basis and up 17.3% on a cash basis. The Company signed 51 new leases for 527,869 rentable square feet, with GAAP rents up 36.5% compared to the prior in-place leases. The Company signed 52 renewal leases for 604,014 rentable square feet, with GAAP rents up 22.0% compared to the prior in-place leases. For the 51 new leases, cash rents increased 26.4%, and for the 52 renewal leases, cash rents were up 13.5%, compared to the ending cash rents for the prior leases.

The Company has included in a supplemental information package the detailed results and operating statistics that reflect the activities of the Company for the three months ended March 31, 2019. See below for information regarding the supplemental information package.

Transaction Activity:

In the first quarter 2019, the Company completed five acquisitions, for an aggregate purchase price of $146.0 million, as detailed below.

In January 2019, the Company acquired 12821 Knott Street, a vacant single-tenant industrial building containing 120,800 square feet on 6.97 acres of land, located in the West Orange County submarket, for $19.8 million or $164 per square foot.

In January 2019, the Company acquired 28510 Industry Drive, a 100% leased single-tenant industrial building containing 46,778 square feet on 2.15 acres of land, located in the Greater San Fernando Valley submarket, for $7.8 million or $166 per square foot.

In January 2019, the Company acquired Conejo Spectrum Business Park, a 72% leased nine-building industrial complex containing 531,378 square feet on 28.05 acres of land, located in the Ventura County submarket, for $106.3 million or $200 per square foot.

In March 2019, the Company acquired 2455 Ash Street, a 100% leased single-tenant industrial building containing 42,508 square feet on 3.45 acres of land, located in the North San Diego County submarket, for $6.7 million or $157 per square foot.

In March 2019, the Company acquired 25413 Rye Canyon Road, a 40% leased single-tenant industrial building containing 48,075 square feet on 2.60 acres of land, located in the Greater San Fernando Valley submarket, for $5.5 million or $115 per square foot.

Subsequent to the first quarter 2019, the Company completed eleven acquisitions, for an aggregate purchase price of $252.0 million.

Balance Sheet:

During the quarter ended March 31, 2019, the Company issued 7,148,746 shares of common stock under its at-the-market equity offering program (ATM program). The shares were issued at a weighted average price of $34.75 per share, providing gross proceeds of approximately $248.4 million and net proceeds of approximately $244.7 million. As of March 31, 2019, the current ATM program had approximately $201.6 million of remaining capacity.

As of March 31, 2019, the Company had $761.1 million of outstanding debt, with an average interest rate of 3.49% and an average term-to-maturity of 5.3 years. As of March 31, 2019, $552.6 million, or 73%, of the Company’s outstanding debt was fixed-rate with an average interest rate of 3.27% and an average term-to-maturity of 5.1 years. The remaining $208.5 million, or 27%, of the Company’s outstanding debt was floating-rate, with an average interest rate of LIBOR + 1.56% and an average term-to-maturity of 5.6 years. During the fourth quarter of 2018, the Company executed an interest rate swap to hedge $150 million of its remaining floating-rate debt beginning in July 2019 when the swap becomes effective. If this interest rate swap was effective as of March 31, 2019, the Company’s debt would be 92% fixed.

Guidance

The Company is reiterating and increasing its full year 2019 guidance as follows:

•	Net income attributable to common stockholders within a range of $0.30 to $0.32 per diluted share

•	Company share of Core FFO within a range of $1.18 to $1.20 per diluted share

•	Year-end Same Property Portfolio occupancy within a range of 95.5% to 96.5%

•	Year-end Stabilized Same Property Portfolio occupancy within a range of 96.5% to 97.5%

•	Same Property Portfolio NOI growth for the year of 4.5% to 6.0%

•	Stabilized Same Property Portfolio NOI growth for the year of 3.5% to 4.0%

•	General and administrative expenses of $29.0 million to $30.0 million

The Core FFO guidance refers only to the Company’s in-place portfolio as of April 30, 2019, and does not include any assumptions for acquisitions, dispositions or balance sheet activities that may or may not occur later during the year. The Company’s in-place portfolio as of April 30, 2019, reflects the acquisition of eleven properties containing 1,437,716 rentable square feet that occurred subsequent to March 31, 2019. A number of factors could impact the Company’s ability to deliver results in line with its guidance, including, but not limited to, interest rates, the economy, the supply and demand of industrial real estate, the availability and terms of financing to the Company or to potential acquirers of real estate and the timing and yields for divestment and investment. There can be no assurance that the Company can achieve such results.

Dividends:

On April 30, 2019, the Company’s Board of Directors declared a dividend in the amount of $0.185 per share for the second quarter of 2019, payable in cash on July 15, 2019, to common stockholders and common unit holders of record as of June 28, 2019.

On April 30, 2019, the Company’s Board of Directors declared a dividend of $0.367188 per share of its Series A Cumulative Redeemable Preferred Stock and $0.367188 per share of its Series B Cumulative Redeemable Preferred Stock, in each case, payable in cash on June 28, 2019, to preferred stockholders of record as of June 14, 2019.

Supplemental Information:

Details regarding these results can be found in the Company’s supplemental financial package available on the Company’s investor relations website at www.ir.rexfordindustrial.com.

Earnings Release, Investor Conference Webcast and Conference Call:

The Company will host a webcast and conference call on Wednesday, May 1, 2019, at 1:00 p.m. Eastern Time to review first quarter results and discuss recent events. The live webcast will be available on the Company’s investor relations website at ir.rexfordindustrial.com. To participate in the call, please dial 877-407-0789 (domestic) or 201-689-8562 (international). A replay of the conference call will be available through June 1, 2019, by dialing 844-512-2921 (domestic) or 412-317-6671 (international) and entering the pass code 13690002.

About Rexford Industrial:

Rexford Industrial is a real estate investment trust focused on owning and operating industrial properties in Southern California infill markets. The Company owns 192 properties with approximately 23.6 million rentable square feet and manages an additional 19 properties with approximately 1.0 million rentable square feet.
For additional information, visit www.rexfordindustrial.com.

Forward Looking Statements:

This press release may contain forward-looking statements within the meaning of the federal securities laws, which are based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. While forward-looking statements reflect the Company’s good faith beliefs, assumptions and expectations, they are not guarantees of future performance. For a further discussion of these and other factors that could cause the Company’s future results to differ materially from any forward-looking statements, see the reports and other filings by the Company with the U.S. Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, and subsequent filings with the Securities and Exchange Commission. The Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes.

Definitions / Discussion of Non-GAAP Financial Measures:

Funds from Operations (FFO): We calculate FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (“NAREIT”). FFO represents net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of depreciable operating property, impairment losses, real estate related depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures. Management uses FFO as a supplemental performance measure because, in excluding real estate related depreciation and amortization, gains and losses from property dispositions, other than temporary impairments of unconsolidated real estate entities, and impairment on our investment in real estate, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that, as a widely recognized measure of performance used by other REITs, FFO may be used by investors as a basis to compare our operating performance with that of other REITs. However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effects and could materially impact our results from operations, the utility of FFO as a measure of our performance is limited. Other equity REITs may not calculate or interpret FFO in accordance with the NAREIT definition as we do, and, accordingly, our FFO may not be comparable to such other REITs’ FFO. FFO should not be used as a measure of our liquidity and is not indicative of funds available for our cash needs, including our ability to pay dividends. FFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance. A reconciliation of net income, the nearest GAAP equivalent, to FFO is set forth below.

Core Funds from Operations (Core FFO): We calculate Core FFO by adjusting FFO to exclude the impact of certain items that we do not consider reflective of our core revenue or expense streams. These adjustments consist of acquisition expenses. Management believes that Core FFO is a useful supplemental measure as it provides a more meaningful and consistent comparison of operating performance and allows investors to more easily compare the Company’s operating results. Because certain of these adjustments have a real economic impact on our financial condition and results from operations, the utility of Core FFO as a measure of our performance is limited. Other REITs may not calculate Core FFO in a consistent manner. Accordingly, our Core FFO may not be comparable to other REITs’ Core FFO. Core FFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance. A reconciliation of FFO to Core FFO is set forth below.
Reconciliation of Net Income Attributable to Common Stockholders per Diluted Share Guidance to Company share of Core FFO per Diluted Share Guidance: The following is a reconciliation of the Company’s 2019 guidance range of net income attributable to common stockholders per diluted share, the most directly comparable forward-looking GAAP financial measure, to Company share of Core FFO per diluted share.

	2019 Estimate
	Low	High
Net income attributable to common stockholders	$0.30	$0.32
Company share of depreciation and amortization	$0.88	$0.88
Company share of Core FFO	$1.18	$1.20

Net Operating Income (NOI): NOI is a non-GAAP measure, which includes the revenue and expense directly attributable to our real estate properties. NOI is calculated as rental income from real estate operations less property expenses (before interest expense, depreciation and amortization). We use NOI as a supplemental performance measure because, in excluding real estate depreciation and amortization expense and gains (or losses) from property dispositions, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that NOI will be useful to investors as a basis to compare our operating performance with that of other REITs. However, because NOI excludes depreciation and amortization expense and captures neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties (all of which have a real economic effect and could materially impact our results from operations), the utility of NOI as a measure of our performance is limited. Other equity REITs may not calculate NOI in a similar manner and, accordingly, our NOI may not be comparable to such other REITs’ NOI. Accordingly, NOI should be considered only as a supplement to net income as a measure of our performance. NOI should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs.

NOI should not be used as a substitute for cash flow from operating activities in accordance with GAAP. We use NOI to help evaluate the performance of the Company as a whole, as well as the performance of our Same Property Portfolio and Stabilized Same Property Portfolio. A calculation of NOI for our Same Property Portfolio, as well as a reconciliation of net income to NOI for our Same Property Portfolio and Stabilized Same Property Portfolio, is set forth below.

Cash NOI: Cash NOI is a non-GAAP measure, which we calculate by adding or subtracting from NOI i) fair value lease revenue and ii) straight-line rent adjustments. We use Cash NOI, together with NOI, as a supplemental performance measure. Cash NOI should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs. Cash NOI should not be used as a substitute for cash flow from operating activities computed in accordance with GAAP. We use Cash NOI to help evaluate the performance of the Company as a whole, as well as the performance of our Same Property Portfolio. A calculation of Cash NOI for our Same Property Portfolio, as well as a reconciliation of net income to Cash NOI for our Same Property Portfolio and Stabilized Same Property Portfolio, is set forth below.

Same Property Portfolio: Our Same Property Portfolio is a subset of our consolidated portfolio and includes properties that were wholly-owned by us as of January 1, 2018, and still owned by us as of March 31, 2019. Therefore, we excluded from our Same Property Portfolio any properties that were acquired or sold during the period from January 1, 2018 through March 31, 2019. The Company’s computation of same property performance may not be comparable to other REITs.

Stabilized Same Property Portfolio: Our Stabilized Same Property Portfolio represents the properties included in our Same Property Portfolio, adjusted to exclude the properties listed in the table below that were under repositioning/lease-up during comparable years.

Stabilized Same Property Portfolio occupancy/leasing statistics excludes vacant/unleased repositioning space at each of these properties as of the end of each reporting period. Stabilized Same Property Portfolio NOI excludes the NOI for the entire property for all comparable periods.
Our Stabilized Same Property Portfolio excludes the following Same Property Portfolio properties that were in various stages of repositioning or lease-up during the year ended December 31, 2018 and the three months ended March 31, 2019:

14742-14750 Nelson Avenue	301-445 Figueroa Street
15401 Figueroa Street	3233 Mission Oaks Boulevard
1601 Alton Parkway	7110 E. Rosecrans Avenue
2700-2722 Fairview Street	9615 Norwalk Boulevard
28903 Avenue Paine

As of March 31, 2019, the difference between our Same Property Portfolio and our Stabilized Same Property Portfolio is 203,931 rentable square feet of space at three of our properties that were classified as repositioning or lease-up.
As of March 31, 2018, the difference between our Same Property Portfolio and our Stabilized Same Property Portfolio is space aggregating 487,731 rentable square feet at six of our properties that were in various stages of repositioning or lease-up.

Properties and Space Under Repositioning: Typically defined as properties or units where a significant amount of space is held vacant in order to implement capital improvements that improve the functionality (not including basic refurbishments, i.e., paint and carpet), cash flow and value of that space. We define a significant amount of space in a building as the lower of (i) 20,000 square feet of space or (ii) 50% of a building’s square footage. Typically, we would include properties or space where the repositioning and lease-up time frame is estimated to be greater than six months. A repositioning is considered complete once the investment is fully or nearly fully deployed and the property is marketable for leasing. We consider a repositioning property to be stabilized at the earlier of the following: (i) upon reaching 90% occupancy or (ii) one year from the date of completion of repositioning construction work.

Contact:
Investor Relations:

Stephen Swett
424-256-2153 ext 401
investorrelations@rexfordindustrial.com

Rexford Industrial Realty, Inc.
Consolidated Balance Sheets
(In thousands except share data)

	March 31, 2019	December 31, 2018
	(unaudited)
ASSETS
Land	$1,364,738	$1,298,957
Buildings and improvements	1,422,684	1,332,438
Tenant improvements	62,908	60,024
Furniture, fixtures, and equipment	149	149
Construction in progress	20,331	24,515
Total real estate held for investment	2,870,810	2,716,083
Accumulated depreciation	(245,033)	(228,742)
Investments in real estate, net	2,625,777	2,487,341
Cash and cash equivalents	276,575	180,601
Rents and other receivables, net	4,548	4,944
Deferred rent receivable, net	24,290	22,228
Deferred leasing costs, net	14,139	14,002
Deferred loan costs, net	1,158	1,312
Acquired lease intangible assets, net	56,122	55,683
Acquired indefinite-lived intangible	5,156	5,156
Interest rate swap asset	5,896	8,770
Other assets	12,580	6,723
Acquisition related deposits	10,875	925
Total Assets	$3,037,116	$2,787,685
LIABILITIES & EQUITY
Liabilities
Notes payable	$757,524	$757,371
Interest rate swap liability	4,604	2,351
Accounts payable, accrued expenses and other liabilities	33,728	21,074
Dividends payable	19,774	15,938
Acquired lease intangible liabilities, net	52,426	52,727
Tenant security deposits	24,396	23,262
Prepaid rents	6,828	6,539
Total Liabilities	899,280	879,262
Equity
Rexford Industrial Realty, Inc. stockholders’ equity
Preferred stock, $0.01 par value, 10,000,000 shares authorized;
5.875% series A cumulative redeemable preferred stock, 3,600,000 shares outstanding as of March 31, 2019 and December 31, 2018 ($90,000 liquidation preference)	86,651	86,651
5.875% series B cumulative redeemable preferred stock, 3,000,000 shares outstanding as of March 31, 2019 and December 31, 2018 ($75,000 liquidation preference)	72,443	72,443
Common Stock, $0.01 par value 490,000,000 shares authorized and 104,028,046 and 96,810,504 shares outstanding as of March 31, 2019 and December 31, 2018, respectively	1,038	966
Additional paid in capital	2,042,218	1,798,113
Cumulative distributions in excess of earnings	(99,715)	(88,341)
Accumulated other comprehensive income	1,261	6,262
Total stockholders’ equity	2,103,896	1,876,094
Noncontrolling interests	33,940	32,329
Total Equity	2,137,836	1,908,423
Total Liabilities and Equity	$3,037,116	$2,787,685

Rexford Industrial Realty, Inc.
Consolidated Statements of Operations
(Unaudited and in thousands, except per share data)

	Three Months Ended March 31,
	2019	2018
REVENUES
Rental income	59,604	48,433
Management, leasing and development services	102	103
Interest income	657	—
TOTAL REVENUES	60,363	48,536
OPERATING EXPENSES
Property expenses	13,812	11,960
General and administrative	7,344	6,162
Depreciation and amortization	21,996	19,452
TOTAL OPERATING EXPENSES	43,152	37,574
OTHER EXPENSES
Acquisition expenses	23	9
Interest expense	6,471	5,852
TOTAL EXPENSES	49,646	43,435
Gains on sale of real estate	—	9,983
NET INCOME	10,717	15,084
Less: net income attributable to noncontrolling interest	(201)	(318)
NET INCOME ATTRIBUTABLE TO REXFORD INDUSTRIAL REALTY, INC.	10,516	14,766
Less: preferred stock dividends	(2,423)	(2,423)
Less: earnings attributable to participating securities	(114)	(97)
NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$7,979	$12,246
Net income attributable to common stockholders per share – basic	$0.08	$0.16
Net income attributable to common stockholders per share – diluted	$0.08	$0.15
Weighted-average shares of common stock outstanding – basic	98,343	78,694
Weighted-average shares of common stock outstanding – diluted	98,608	79,196

Rexford Industrial Realty, Inc.
Same Property Portfolio Occupancy and NOI and Cash NOI
(Unaudited, dollars in thousands)

Same Property Portfolio Occupancy:

	March 31, 2019		March 31, 2018		Change (basis points)
	Same Property Portfolio	Stabilized Same Property Portfolio(1)	Same Property Portfolio	Stabilized Same Property Portfolio(2)	Same Property Portfolio	Stabilized Same Property Portfolio
Occupancy:
Los Angeles County	97.9%	98.3%	96.0%	99.4%	190 bps	(110) bps
Orange County	95.2%	97.5%	94.1%	97.1%	110 bps	40 bps
San Bernardino County	97.2%	97.2%	98.7%	98.7%	(150) bps	(150) bps
San Diego County	98.4%	98.4%	95.8%	95.8%	260 bps	260 bps
Ventura County	90.6%	96.6%	87.1%	93.1%	350 bps	350 bps
Total/Weighted Average	96.8%	97.9%	95.4%	98.0%	140 bps	(10) bps

(1)
Reflects the occupancy of our Same Property Portfolio as of March 31, 2019, adjusted for total space of 203,931 rentable square feet at three properties that were in various stages of repositioning or lease-up as of March 31, 2019.

(2)
Reflects the occupancy of our Same Property Portfolio as of March 31, 2018, adjusted for space aggregating 487,731 rentable square feet at six properties that were in various stages of repositioning or lease-up as of March 31, 2018.

Same Property Portfolio NOI and Cash NOI

	Three Months Ended March 31,
	2019	2018	$ Change	% Change
Rental income	50,555	47,711	2,844	6.0%
Property expenses	11,818	11,764	54	0.5%
Same Property Portfolio NOI	$38,737	$35,947	$2,790	7.8%
Straight line rental revenue adjustment	(1,471)	(1,947)	476	(24.4)%
Amortization of above/below market lease intangibles	(1,007)	(1,075)	68	(6.3)%
Same Property Portfolio Cash NOI	$36,259	$32,925	$3,334	10.1%

Rexford Industrial Realty, Inc.
Reconciliation of Net Income to NOI, Same Property Portfolio NOI, Same Property Portfolio Cash NOI, Stabilized Same Property Portfolio NOI and Stabilized Same Property Portfolio Cash NOI
(Unaudited and in thousands)

	Three Months Ended March 31,
	2019	2018
Net income	$10,717	$15,084
Add:
General and administrative	7,344	6,162
Depreciation and amortization	21,996	19,452
Acquisition expenses	23	9
Interest expense	6,471	5,852
Deduct:
Management, leasing and development services	102	103
Interest income	657	—
Gains on sale of real estate	—	9,983
Net operating income (NOI)	$45,792	$36,473
Non-Same Property Portfolio rental income	(9,049)	(722)
Non-Same Property Portfolio property expenses	1,994	196
Same Property Portfolio NOI	$38,737	$35,947
Straight line rental revenue adjustment	(1,471)	(1,947)
Amortization of above/below market lease intangibles	(1,007)	(1,075)
Same Property Portfolio Cash NOI	$36,259	$32,925

NOI (from above)	$45,792	$36,473
Non-Stabilized Same Property Portfolio rental income	(11,926)	(2,181)
Non-Stabilized Same Property Portfolio property expenses	2,669	672
Stabilized Same Property Portfolio NOI	$36,535	$34,964
Straight line rental revenue adjustment	(1,108)	(1,828)
Amortization of above/below market lease intangibles	(1,015)	(1,162)
Stabilized Same Property Portfolio Cash NOI	$34,412	$31,974

Rexford Industrial Realty, Inc.
Reconciliation of Net Income to Funds From Operations and Core Funds From Operations
(Unaudited and in thousands, except per share data)

	Three Months Ended March 31,
	2019	2018
Net income	$10,717	$15,084
Add:
Depreciation and amortization	21,996	19,452
Deduct:
Gains on sale of real estate	—	9,983
Funds From Operations (FFO)	$32,713	$24,553
Less: preferred stock dividends	(2,423)	(2,423)
Less: FFO attributable to noncontrolling interest(1)	(733)	(557)
Less: FFO attributable to participating securities(2)	(176)	(158)
Company share of FFO	$29,381	$21,415

Company Share of FFO per common share - basic	$0.30	$0.27
Company Share of FFO per common share - diluted	$0.30	$0.27

FFO	$32,713	$24,553
Adjust:
Acquisition expenses	23	9
Core FFO	$32,736	$24,562
Less: preferred stock dividends	(2,423)	(2,423)
Less: Core FFO attributable to noncontrolling interest(1)	(733)	(557)
Less: Core FFO attributable to participating securities(2)	(176)	(158)
Company share of Core FFO	$29,404	$21,424

Company share of Core FFO per common share - basic	$0.30	$0.27
Company share of Core FFO per common share - diluted	$0.30	$0.27

Weighted-average shares of common stock outstanding – basic	98,343	78,694
Weighted-average shares of common stock outstanding – diluted	98,608	79,196

(1)	Noncontrolling interest represent holders of outstanding common units of the Company’s operating partnership that are owned by unit holders other than the Company.

(2)	Participating securities include unvested shares of restricted stock, unvested LTIP units and unvested performance units.